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                                                                     Exhibit 3.3

                             DUQUESNE LIGHT COMPANY

              Statement with respect to the $_____ Preferred Stock (Cumulative, $50 Par Value, $_____ [Involuntary] Liquidation Value)

          In compliance with the requirements of Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, DUQUESNE LIGHT COMPANY, a Pennsylvania corporation, hereby certifies under its corporate seal as follows:

          (1)  The name of the Company is Duquesne Light Company.

          (2) At a meeting of the Board of Directors of the corporation duly called and held on _______________, at which a quorum was present and acting throughout, the Board adopted the following resolutions establishing a series of Preferred Stock of the corporation designated as $________ Preferred Stock and determining the voting rights, preferences, limitations and special rights thereof:

          RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of Duquesne Light Company by the Restated Articles of the Company, this Board of Directors hereby (i) establishes a new series of Preferred Stock consisting of ______ shares and having the terms and provisions presented to this meeting, such terms and provisions being incorporated into this resolution by reference and deemed to be a part hereof and (ii) directs that such terms and provisions be attached as an exhibit to the statement required by Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, to be filed with the Department of State of the Commonwealth of Pennsylvania with respect to the $________ Preferred Stock; and

          RESOLVED FURTHER that the proper officers, or any of them, of the Company be, and they hereby are, authorized and empowered to execute, with such changes as any such officer may deem necessary, under the corporate seal of the Company, and cause to be filed with the Department of State of the Commonwealth of Pennsylvania a statement with respect to the $_______ Preferred Stock in accordance with Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended; and

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          (3)  The aggregate number of shares of the $_______ Preferred Stock established by the resolutions set forth in (2) above is __________ shares. No additional shares of such series have been established and designated in any prior statements filed under Section 1522 of the Pennsylvania Business Corporation Law, as amended (or any corresponding provisions of prior law) or in any provisions of the Restated Articles, as amended, of the Company.

          (4) The resolutions set forth in (2) above were adopted by the Board of Directors of the corporation at a meeting held on ______ 200_; and the terms and provisions of the $________ Preferred Stock presented to and approved at such meeting, and incorporated into such resolutions by reference, are attached hereto as Exhibit A.

          IN TESTIMONY WHEREOF, the undersigned corporation has caused this Statement to be signed by a duly authorized officer thereof this _____ day of __________, 200_.


                                            DUQUESNE LIGHT COMPANY


                                            By
                                              ----------------------------------
                                                 Name:
                                                 Title:


          Filed in the Department of State on the _____ day of ________, 200_.

                            --------------------------
                          Secretary of the Commonwealth

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                                                                    Exhibit A

                                DUQUESNE LIGHT COMPANY

                                      __________

                               $_______ PREFERRED STOCK

                                      __________

          There shall be established out of the authorized and unissued shares of Preferred Stock, of the par value of $50 per share, of Duquesne Light Company (the "Corporation") a new series of Preferred Stock consisting of ____ shares and having the designation, voting rights, preferences, limitations and special rights set forth below:

          1. DESIGNATION. This series of Preferred Stock shall be designated as the "$_____ Preferred Stock."

          2. DIVIDEND RATE. The fixed dividend rate for the $_____ Preferred Stock shall be $_____ per share per annum. Dividends on the $_____ Preferred Stock shall commence to accrue and be cumulative from the date of the initial issue of shares of such series and shall be payable (if and when declared) on the __ days of _____, _____, _____ and _____ in each year, commencing _____, 200_.

          3. REDEMPTION.

             [Optional redemption provisions, if any]

          4. SINKING FUND REDEMPTION.

             [Sinking fund provisions, if any.]

          5. LIQUIDATION. The fixed [voluntary or involuntary] liquidation price for the $_____ Preferred Stock shall be $_____ per share together with dividends accrued or in arrears thereon.

          6. ADDITIONAL VOTING RIGHTS.

             [Additional voting rights, if any.]


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